Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-220404, 333-267992 and 333-268417), and S-8 (Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795) of Uranium Energy Corp. of our report dated September 26, 2024 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

September 26, 2024